Item 11(b).

         CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer: T. Rowe Price Short-Term Bond Fund

In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.


Date:  July 16, 2004                                 /s/ James S. Riepe
                                                     James S. Riepe
                                                     Principal Executive Officer

Date:  July 16, 2004                                 /s/ Joseph A. Carrier
                                                     Joseph A. Carrier
                                                     Principal Financial Officer